UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 4, 2005

Correctional Properties Trust

(Exact name of Registrant as specified in its declaration of trust)

Maryland	1-14031	65-0823232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 PGA Blvd., Suite 750, Palm Beach Gardens, Florida 33410
(Address and zip code of principal executive offices)

(561) 630-6336
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal
year if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Correctional Properties Trust issued a press release on March 4, 2005 regarding its results of operations for the three and twelve months ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Correctional Properties Trust, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Correctional Properties Trust issued a press release on March 4, 2005 announcing it has signed a non-binding letter of intent to purchase The GEO Group’s (NYSE: GGI) existing 300-bed expansion to the Lawton Correctional Facility in Lawton, Okla., and to finance a new 600-bed expansion at that facility, which will also be owned by the Company and leased to GEO. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Correctional Properties Trust, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated March 4, 2005.

99.2	Press Release dated March 4, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONAL PROPERTIES TRUST
March 4, 2005	By:	/s/ David J. Obernesser
David J. Obernesser
Vice President and Chief Financial Officer

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